Cooperation Agreement

between

Voith Turbo GmbH & Co. KG

Alexanderstr. 2

89522 Heidenheim

Germany

- hereinafter called “Voith” -

and

Clean Power Technologies Inc.

436 - 35th Avenue NW

Calgary, Alberta

Canada

- hereinafter called “CleanPower” -

Preamble

Whereas, Voith has developed in cooperation with Amovis GmbH a reciprocating steam expander with auxiliary equipment including feed pump (hereinafter called the “Voith Product”).

Whereas, CleanPower has developed a heat recovery system especially a steam storage system (steam buffer) (hereinafter called the “CleanPower Product”).

Whereas, Voith and CleanPower are willing to cooperate in the integration of the Voith Product into a waste heat recuperation systems for driving cooling aggregates of refrigerator trucks in US and Canada out of the waste heat of the diesel engine of the truck.

Whereas, Voith and CleanPower further wish to agree the supply of the integrated Voith Product (hereinafter called “Supply Product”) from Voith to CleanPower.

Now therefore, the Parties agree as follows:

1      THE DEVELOPMENT PROJECT, SUPPLY

1.1     The Development Project is the integration of the Voith Product into the CleanPower  Product for refrigerator trucks in accordance with the specification attached hereto as Appendix 1 and in accordance with the Development Programme attached hereto as Appendix 2.

Overview responsibilities:

Responsibility CleanPower:

•

Exhaust system

•

Heat recovery system, steam accumulator

•

Control system

•

Burner

•

Motor for feed pump

•

Valves, tubes, connections, hoses…

•

Water supply

•

Compensator

•

Validation EPA

•

Data collection

•

Supply agreement with end costumer

Responsibility Voith:

•

Steam expander

•

Lubrication system for expander

•

Water feed pump

•

Expander start up device

•

High flexible coupling if necessary

•

legwork for validation about the Voith Product

1.2     The Parties agree to collaborate in the Development Project in accordance with the Development Programme (Appendix 2) and to carry out the work assigned to it under the Development Programme with all due diligence, care and skill.

1.3     Each Party shall:

1.3.1   ensure that all the work conducted by it in respect of the Development Project shall be carried out in accordance with generally accepted standards of good practice at the time applicable to such work and each party will be responsible for the implementation of and compliance with all safety and other legislative requirements which apply to the work assigned to it under the Development Programme;

1.3.2   notify the other Party in writing as soon as reasonably practicable if there is an unexpected technical or scientific problem which makes it impossible to achieve or is likely to cause a material delay to achievement of any of the objectives of the Development Project or Development Programme or any particular stage of the Development Programme ; and

1.3.3   be responsible for bearing its own costs incurred as a result of performing the work assigned to that party under the Development Programme unless otherwise agreed.

1.4     In the event that the Parties successfully complete the Development Project, Voith agrees to supply the Supply Products to CleanPower and CleanPower agrees to purchase Supply Products in each case on the terms of a supply agreement in accordance with the terms and conditions attached as Appendix 3 to be entered into by the Parties by the end of Phase II as starting point of Phase III of the Development Programme.

2     PROJECT MANAGEMENT

2.1

Each Party shall nominate a project manager, who shall have responsibility for the development work. All communications and instructions from one Party to the other Party shall be submitted to the project manager. Either Party may change the project manager by giving written notice thereof to the other Party.

CleanPower’s Project Manager:

Mike Burns

Clean Power Technologies Ltd.

Unit 7 (W) E-Plan Industrial Estate

New Road, Newhaven

East Sussex BN9 0EX

Tel +44 1273 516013

Fax +44 1273 612309

Mobile: +44 7734 300266

Voith’s Project Manager:

Jürgen Berger

Voith Turbo GmbH & Co. KG

Alexanderstrasse 2

89522 Heidenheim, GERMANY

Tel +49 7321 37 4368

Fax +49 7321 37 7603

Mobile +49 172 6395129

2.2      The Parties shall meet on a regular basis and as needed and shall issue reports at least quarterly to inform the other Party about the status of the development work, particular problems and solutions thereof.

2.3     The project managers of the Parties shall be entitled to agree amendments to Appendices 1 (Development Project) and 2 (Development Programme) by written agreement, which shall be attached to this Agreement.

3    MOCK UP, PROTOTYPES, PHASES

3.1    Voith will provide a non running mock up for 4 weeks to demonstrate how such a product may look. Use of this mock up is free of charge. Delivery and redelivery date shall be in accordance to Appendix 2.

3.2   For phase I of the Development Programme, Voith will provide a prototype Voith Product for the Development Programme on a test bench. This Voith Product is not adapted for the CleanPower Product. CleanPower shall pay a fee for use of this prototype of 25.000,-- Euro within 30 days after this Agreement becoming effective. After completion of phase Ior if the Development Project is terminated, CleanPower shall return the prototype to Voith. Delivery and redelivery date shall be in accordance with Appendix 2.

3.3    After assignment of phase II, Voith will provide a prototype Voith Product to be tested in a vehicle.. After completion of phase II or if the Development Project is terminated, CleanPower shall return the prototype to Voith. Delivery an redelivery date shall be in accordance with Appendix 2.

3.4      CleanPower will pay a fee of EURO 125,000 to Voith after the announcement of delivery of the prototype expander and feed pump for vehicle test to cover a part of the basis costs for the first part of Phase II of the project.  Should the parties not enter into phase III by the 15th of December 2010 latest for reasons other than Voith’s fault CleanPower shall pay a break up fee of 125, 000 EURO to Voith to cover a part of the basis development costs of the said Phase II of the projekt.

3.5     After securing a  commitment (letter of intent or agreement) with a lead customer for the pertaining vehicles, the Parties shall negotiate about a supply agreement which shall be the starting point of phase III

3.6     As soon as all tests are completed and the “new” expander (as per this        Agreement) is duly verified by third parties and certified by the Regulatory Authorities in the U.S., Canada and Europe, the Parties hereto shall negotiate a supply agreement which shall be the starting point of phase IV.

3.7   The mock up and prototypes shall be delivered EXW (Incoterms 2000) to CleanPower and be redelivered DDU (Incoterms 2000) to Voith. CleanPower shall bear the risk of damage or destruction to any mock up and  prototype or through any mock up or prototype from delivery until redelivery. CleanPower shall maintain adequate insurance for the prototypes and upon request from Voith provide an insurance certificate to Voith.

3.8    The property of the mock up and the prototypes in Phase I and II shall remain vested in Voith. Clean Power is not allowed to open, change, copy or transfer to third parties the mock up or prototype. Clean Power shall ensure that the mock up and prototype shall be and remain clearly marked as the property of Voith.

4    OWNERSHIP AND EXPLOITATION OF RESULTS, LICENSES

“Foreground Information” shall mean all technical information and know-how, including patents, models, designs, copyrights etc. Generated in the Development Project or in executing the Development Programme.

“Background Information” shall mean technical information and know-how, including patents, models, designs, copyrights etc. Owned or controlled by either party which is not Foreground Information.

4.1      All Background Information shall remain the whole and exclusive property of the Party who provided this information.

4.2      The Foreground Information pertaining to the Development Project (integration of the Voith Product into the Clean Power Product) shall belong to  both Parties jointly. Each Party shall have the irrevocable right to use this jointly owned Foreground Information independently of the other without any compensation to the other Party. However, sub-licenses may only be granted subject to the other Party’s prior written consent and shall contain market-standard royalties.

4.3     Any Foreground Information pertaining to the Voith Product shall belong to Voith and any Foreground Information pertaining to the CleanPower Product shall belong to Clean Power as contemplated in this Agreement.

4.4     Each Party shall grant to the other Party a royalty free, non-exclusive license to use its Background Information for the term of the Development Project and solely for the purpose of fulfilling its work under the Development Programme, as contemplated in this agreement.

4.5    Each Party shall grant to the other Party a royalty free, non-exclusive license to use its Foreground Information for the term of the Development Project and solely for the purpose of fulfilling its work under the Development Programme.

5     PROTECTION OF RESULTS

5.1    The Parties shall agree for each case in which countries a patent application shall be filed and who shall file and prosecute in the name of both Parties a patent application in respect of a patentable invention being part of the jointly owned Foreground Information. The costs of such application as well as the prosecution thereof shall be borne by the Parties at equal shares.

5.2    If either Party intends to discontinue the prosecution of any patent application mentioned in Article 5.1, or wishes to register a patent in a country where the other party does not wish to register, or to cease paying annual fees for upholding a patent, he shall forthwith inform the other party thereof in writing. The latter Party may then at his own discretion start or continue the prosecuting of the application or the payment of the annual fees. By doing so he shall become the sole owner of all the rights in the patent without further payment to the other Party. This shall not, however, affect the rights of exploitation set out in Article 4.

5.3     Each Party shall, against reimbursement of the costs incurred, give the other Party  any assistance that the latter may reasonably require in filing, prosecuting and defending any patent claims referred to in Article 5.1 and 5.2.

6    INFRINGEMENT OF THIRD PARTIES’ INDUSTRIAL PROPERTY RIGHTS

6.1    When pursuing the Development Project the Parties shall endeavour to ascertain that third parties’ industrial property rights (patent, published patent applications or the like) are not infringed.

6.2    As soon as a Party realises that third parties’ industrial property rights are or could be infringed, it shall without undue delay inform the other Party and consult with him how best to overcome the conflict.

7    CONFIDENTIALITY UNDERTAKINGS

7.1    Trade secrets and confidential information under this Agreement include, but are not limited to, sales, financial, contractual, and special marketing information, ideas, technical data and concepts originated by the disclosing Party, which had not been previously published or otherwise disclosed to the general public, or previously to the receiving Party.

7.2    The receiving Party of trade secrets or confidential information agrees to keep these confidential until (a) they have become part of the public domain or until, (b) the disclosing Party gives the receiving Party written permission to disclose such secrets or information to the general public or to specific persons.

7.3    Trade secrets or confidential information which are disclosed under this Agreement may be used by the receiving Party only for the purpose of this Agreement.

7.4    The obligation to keep confidential trade secrets or confidential information, as set forth in this Agreement, is not applicable to trade secrets or information.

a)

which become lawfully known or lawfully available to the receiving Party from a source other than the disclosing Party and without breach of this Agreement by the recipient;

b)

developed independently by the receiving Party;

c)

which are in the public domain through no breach of this Agreement by the recipient;

d)

publicly disclosed with the written approval of the other Party;

7.5     The provisions of this Article 7 shall survive this Agreement.

7.6     Upon signing of this Agreement CleanPower may make a press release about this agreement subject to Voith’s (acting reasonable) prior written approval of the wording.

7.7     Voith shall be entitled to disclose trade secrets and confidential information to AMOVIS GmbH on a need to know basis for the share of work sub-contracted by Voith to AMOVIS GmbH, provided AMOVIS GmbH has entered into a confidentiality agreement which prohibits the use of the confidential information and trade secrets for any other purpose than performing the Development Project.

8    WARRANTIES, LIABILITIES

8.1      The Parties warrant that the documentation to be delivered in accordance with Appendix 1 are complete and correct. In case of breach of this warranty the breaching Party shall rectify the incompleteness or incorrectness at its own costs.

8.2      Any further warranties regarding the Development Project, in particular with regard to the mock-up and the prototypes are excluded.

8.3     Neither Party shall be liable for loss of profit, loss of business, standstill, slow down or any economic damage whatsoever on whatever legal basis.

8.4     Without limiting the generality of the foregoing sub-clauses, any liability of one Party to the other Party under or in connection with the Development Project is limited to 250.000 Euro in aggregate.

8.5     The limitations of liability under clauses 8.3 and 8.4 shall not apply to intent, breach of confidentiality obligations, personal injury or damage to property (including the mock-up and prototypes).

9    ASSIGNMENT AND SUBCONTRACTING

9.1   This Agreement may not be assigned or otherwise transferred by either Party in whole or in part without the prior written consent of the other party.

9.2    Neither Party shall be entitled to subcontract any part of the work without the other Party’s prior written approval. No such approval shall relieve a Party from any of his obligations under this Agreement. Voith shall be entitled to subcontract any part of its work to AMOVIS GmbH, provided AMOVIS GmbH has entered into a confidentiality agreement which prohibits the use of the confidential information and trade secrets for any other purpose than performing the Development Project..

10    COMMENCEMENT AND TERMINATION

10.1   This Agreement enters into force upon signature by both Parties. Except for the provisions of clauses 4, 5, 7, 8, 14 and 15 and subject to clauses 10.2 and 10.3 below, the Agreement shall terminate as and when the Parties have fulfilled their respective obligations.

10.2   If any party

a)

remains in default of any of his significant obligations under this Agreement for 60 days after receipt of a written notice specifying the default, or

b) becomes insolvent or applies for insolvency proceedings or the conditions for such a proceeding are fulfilled, or the other Party is entitled to, as his sole option, to terminate this Agreement.

10.3   If until January 15th 2010 CleanPower has not provided a written order for phase III, this Agreement shall terminate upon either Party giving notice to the other.

11   FORCE MAJEURE

11.1   Either Party shall be entitled to suspend performance of his obligations under the  Agreement to the extent that such performance is impeded or made unreasonably onerous by any of the following circumstances: industrial disputes and any other circumstance beyond the control of the Parties such as fire, war (whether declared or not), extensive military mobilisation, insurrection, requisition, seizure, embargo, restrictions in the use of power and defects and delays in deliveries by subcontractors caused by any such circumstances referred to in this clause.

A circumstance referred to in this clause shall give a right to suspension only if its effect on the performance of the Agreement could not be foreseen at the time of formation of the Agreement.

11.2     The Party claiming to be affected by force majeure shall notify the other Party in writing without delay on the intervention and on the cessation of such circumstances.

11.3     Regardless of what might otherwise follow from the Agreement, either Party shall be entitled to terminate the Agreement by notice in writing to the other Party if performance of the Agreement is suspended under this clause for more than six months.

12    NOTICES

Whenever this Agreement requires a note to be sent to a Party, such communication shall be made in writing by registered letter or fax.

Notices to Voith shall be sent to:

Jürgen Berger

Voith Turbo GmbH & Co. KG

Alexanderstrasse 2

89522 Heidenheim, GERMANY

Tel +49 7321 37 4368

Fax +49 7321 37 7603

Mobile +49 172 6395129

and notices to CleanPower shall be sent to

Mike Burns

Clean Power Technologies Ltd.

Unit 7 (W) E-Plan Industrial Estate

New Road, Newhaven

East Sussex BN9 0EX

Tel +44 1273 516013

Fax +44 1273 612309

Mobile: +44 7734 300266

13    DOCUMENTARY PRIORITY

For the purpose of the interpretation of this Agreement in the event of conflicts between the Agreement documents the following order shall apply:

a)

This Agreement

b)

Appendix 1 Development Project (specification)

c)

Appendix 2 Development Programme

d)

Appendix 3 Terms and Conditions for supply

14     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Germany.

15     ARBITRATION

All disputes arising out of or in connection with the present Agreement, shall be finally settled by the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Place of arbitration shall be Paris, France.

16    FINAL PROVISIONS

16.1   Nothing in this Agreement shall create a partnership or joint venture between the Parties hereto and neither Party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge for the credit of or otherwise bind or oblige the other Party hereto.

16.2   This Agreement represents the entire understanding between the Parties and supersedes any and all previous understandings both written and oral with respect to its subject matter.

16.3   Subject to clause 2.3 this Agreement may not be amended varied or supplemented or otherwise modified except by an instrument in writing signed by both Parties.

16.4   The failure of either Party to insist in any one or more instances upon the performance of any provisions of this Agreement shall not be construed as a waiver or relinquishment of that Party’s rights to future performance of such provision and the other Party’s obligation in respect of such future performance shall continue in full  force and effect.

Heidenheim, July 11, 2008

 August 5, 2008

/s/ Stephan Bartosch

/s/ Abdul Mitha

Voith Turbo GmbH & Co. KG

Clean Power Technologies Inc.

Appendix 1 Development Project (specification)

Prototype for Phase I:

Prototype for Phase II:

Appendix 2 Development Programme

2008-04-25

(EXW Berlin) delivery of a non functional mock up expander for presentations

2008-05-23

redelivery of mock up expander to Berlin

Phase I:

2008-07-31

(EXW Berlin) delivery of prototype expander and feed pump for test bench

2008-12-12

Redelivery of test bench expander to Berlin

Phase II:

2008-12-05

(EXW Berlin) delivery of prototype expander and feed pump for vehicle tests

2009-03-31

commissioning for vehicle test

2009-10-31

offer for serial delivery

2010-01-15

LOI / Contract with lead customer

Phase III:

2009-10-15

delivery agreement CPTI / VOITH

2009-11-02

start serial development

2010-03-31

start test bench with serial expander

2010-04-15

end of vehicle test with prototype

2010-04-30

start EPA certification

2010-04-30

start vehicle test with serial expander

2010-11-30

end of vehicle tests with serial expander

2010-11-30

end of durability tests on test bench

Serial Phase:

2010-08-01

start SOP - start up phase

2010-12-15

serial delivery with final number of pieces per month